UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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ADEPT TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

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ADEPT TECHNOLOGY, INC.

3011 Triad Drive

Livermore, California 94551

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 14, 2006

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Adept Technology, Inc., a Delaware corporation, will be held on Tuesday, November 14, 2006 at 8:00 a.m. local time, at Adept’s principal executive offices located at 3011 Triad Drive, Livermore, California 94551, for the following purposes:

1. To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To approve an amendment to the 2004 Director Stock Option Plan to increase the number of shares of Adept common stock that may be issued to non-employee directors thereunder;

3. To ratify the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for its fiscal year ending June 30, 2007; and

4. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

Whether or not you plan to attend the meeting, please vote as soon as possible.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on September 25, 2006 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

By Order of the Board of Directors of Adept Technology, Inc.

Steven L. Moore Corporate Secretary

Livermore, California

October 20, 2006

YOUR VOTE IS IMPORTANT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING WHETHER OR NOT YOU ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ADEPT TECHNOLOGY, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Adept Technology, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held Tuesday, November 14, 2006 at 8:00 a.m. local time, or at any adjournment or postponement of the annual meeting, for the purposes specified in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the principal executive office of Adept located at 3011 Triad Drive, Livermore, California 94551. Adept’s telephone number at that location is (925) 245-3400.

When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting according to the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•	for the election of the seven nominees for directors listed in this proxy statement to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

•	to approve an amendment to the 2004 Director Stock Option Plan to increase the number of shares of Adept common stock that may be issued thereunder to non-employee directors;

•	to ratify the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for its fiscal year ending June 30, 2007; and

•	at the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

These proxy solicitation materials were first mailed on or about October 20, 2006 to all stockholders entitled to vote at the annual meeting. A copy of Adept’s Annual Report to Stockholders on Form 10-K is being mailed concurrently with these proxy solicitation materials.

Record Date and Shares Outstanding

Stockholders of record at the close of business on September 25, 2006, referred to in this proxy statement as the record date, are entitled to notice of and to vote at the annual meeting. As of the record date, 7,585,486 shares of Adept’s common stock, $0.001 par value, were issued and outstanding.

Revocability of Proxies

Any proxy given as a result of this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Adept a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Quorum; Vote Required

Each holder of common stock is entitled to one vote for each share of common stock held by that stockholder on the record date.

The election of directors at the annual meeting requires the affirmative vote of a plurality of the votes cast at the annual meeting. That is, if there were more than the seven nominees currently proposed for election to the Board, which we do not expect, the seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected directors.

Each other item to be voted on at the annual meeting, including the proposal regarding the amendment of the 2004 Director Stock Option Plan, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

A quorum comprising the holders of a majority of the outstanding shares of common stock entitled to vote on the record date must be present or represented by proxy to transact business at the annual meeting. If the persons present or represented by proxy constitute less than a majority of the outstanding stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

Broker non-votes and abstentions will be counted as present for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast regarding any particular proposal except as specifically discussed in this paragraph. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Proposals Two and Three must be approved by a majority of the shares cast, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. As a result, broker non-votes generally have no effect and abstentions, which are treated as shares present or represented and voting, will count as a vote against on Proposals Two and Three.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. The proposals to be voted upon at the annual meeting include both routine matters, such as the election of directors (Proposal One) and the ratification of independent auditors (Proposal Three), and non-routine matters, including the amendment to the 2004 Director Stock Option Plan (Proposal Two).

Recommendations of the Board of Directors

Adept’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal One); FOR the amendment of the 2004 Director Stock Option Plans (Proposal Two); and FOR the ratification of the selection of Armanino McKenna LLP as Adept’s independent auditors for the fiscal year ending June 30, 2007 (Proposal Three).

Solicitation of Proxies

The cost of this solicitation will be borne by Adept, which is making this solicitation on its own behalf. In addition, Adept may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners. Proxies may also be solicited by certain of Adept’s directors, officers and employees, without additional compensation, personally or by telephone or facsimile.

Stockholders Sharing the Same Last Name and Address

Adept has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission, referred to in this proxy statement as the SEC, for certain beneficial owners of its common stock. In accordance with this procedure, we are delivering only one copy of the annual report and proxy statement to certain stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure is designed to reduce duplicate mailing and save significant printing and postage costs as well as natural resources. Stockholders who participate in householding will continue to receive separate proxy cards.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Adept’s Corporate Secretary in writing at 3011 Triad Drive, Livermore, California 94551, or call Adept at (925) 245-3400. Adept will deliver a separate copy of the annual report and/or proxy statement to you promptly upon receipt of your request. You may also contact us at the address and phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

CORPORATE GOVERNANCE

As of the date of this proxy statement, Adept’s common stock is listed on the NASDAQ Global Market under the symbol “ADEP”.

Adept and its Board of Directors regularly review and evaluate Adept’s corporate governance practices. In light of the Sarbanes-Oxley Act of 2002, the regulations promulgated under the Sarbanes-Oxley Act by the SEC, and the corporate governance listing standards of NASDAQ, in August 2005, the Board approved a revised Code of Business Conduct for Adept (originally adopted in 2004), which was reviewed in August 2006, and in August 2006 the Board approved revised Corporate Governance Guidelines for the Board of Directors. Adept’s Board committee charters and Code of Business Conduct, as well as other corporate governance documents are posted on the investor relations page of its website at www.adept.com. Printed copies of these documents are also available without charge to stockholders upon written request directed to Adept’s Corporate Secretary at Office of the Corporate Secretary, Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551-9559.

Corporate Governance Guidelines

The Board of Directors of Adept has adopted Corporate Governance Guidelines for the Board, which cover topics relating to the Board including, but not limited to, Board membership criteria and the composition of the Board, the selection of new directors, Board leadership, Board compensation, responsibilities of directors regarding attendance, continuing education of directors, access to senior management and outside advisors, meeting procedures, committee matters and CEO evaluation. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines annually, and the Board may amend the Corporate Governance Guidelines at any time.

Code of Business Conduct

Adept has adopted a Code of Business Conduct to provide standards for ethical conduct, which applies to the Board of Directors, officers, and all Adept employees, including without limitation, Adept’s Chief Executive Officer and principal financial officers. The Code of Business Conduct covers topics including, but not limited to, the expected standards of employee conduct, conflicts of interest, certain internal controls and reporting, compliance with securities and other laws, confidentiality of information, insider trading, and competition and fair dealing and contains compliance standards and procedures.

Any waiver of a provision of the Code of Business Conduct with respect to a director or executive officer may only be made by the Board or its Nominating and Corporate Governance Committee. Adept will file with the SEC on Form 8-K and post on its website all amendments to the Code of Business Conduct and waivers of its provisions made with respect to any director or executive officer in accordance with the applicable SEC and NASDAQ rules.

Identification and Evaluation of Director Nominees

The Nominating and Corporate Governance Committee employs a variety of methods to identify and evaluate director nominees. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board.

If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers individuals for potential candidacy as a director. Additionally, candidates may come to the attention of the committee through current Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and as warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Adept’s Bylaws relating to stockholder nominations and applicable law. A stockholder who wishes to recommend a prospective nominee for the Board should notify Adept’s Corporate Secretary or the Nominating and Corporate Governance Committee in writing with the supporting material required by Adept’s Bylaws and described under “Stockholder Proposals and Nominations” below, and any other material the stockholder considers necessary or appropriate.

While the Board currently has no defined minimum criteria for consideration or service as a director, the Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set out in Adept’s Corporate Governance Guidelines and other relevant factors as it deems appropriate, including the current composition of the Board and the need for particular expertise; all with reference to issues of business and industry experience, judgment, industry-specific skills, independence, and other relevant characteristics, within the context of an assessment of the perceived needs of the Board at that point in time and applicable law. Specifically, at least a majority of directors on the Board must be “independent directors” as defined in the NASDAQ corporate governance listing standards and as determined by the Board.

In connection with Adept’s 2003 equity financing described below, Adept agreed that Special Situations Fund III, L.P., referred to in this proxy statement as SSF, could designate one person to be a nominee for election to Adept’s Board of Directors and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors or to remove and replace such designee if so requested by SSF and/or its affiliates, as long as SSF and the investors in the 2003 financing affiliated with SSF collectively beneficially own at least five percent of Adept’s outstanding common stock.

In addition, in connection with Adept’s 2006 financing described below, Adept agreed that Crosslink Capital, referred to in this proxy statement as Crosslink, could designate one person to be a nominee for election to Adept’s Board of Directors and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors or to remove and replace such designee if so requested by Crosslink and/or its affiliates, as long as Crosslink and its affiliated investors in the 2006 financing collectively beneficially own at least five percent of Adept’s outstanding common stock.

Director Independence

A majority of the Board of Directors of Adept are “independent directors.” In determining independence, the Board applies the standards of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act, and the corporate governance listing standards of NASDAQ. In making these determinations, the Board considers all relevant facts and circumstances and applies the following standards:

•	the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•	the director is not, and was not at any time during the past three years, employed by Adept or any subsidiary;

•	the director has not, and his or her family members have not, accepted any payments from Adept or any subsidiary of Adept in excess of $60,000 in a 12-month period in the current or any of the past three years, except (i) compensation for Board or Board committee service; (ii) payments arising solely from investments in Adept’s securities; (iii) compensation paid to a family member who is a non-executive employee of Adept or a subsidiary of Adept; (iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation; (v) loans permitted under Section 13(k) of the Exchange Act;

•	the director is not a family member of an individual who is, or at any time during the past three years was, employed by Adept or by any subsidiary as an executive officer;

•	the director is not, and his or her family members are not, a partner in, or a controlling stockholder or an executive officer of, any organization to which Adept made, or from which Adept received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the company’s securities, or (ii) payments under non-discretionary charitable contribution matching programs;

•	the director is not, and his or her family members are not, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of Adept served on the compensation committee of such other entity; and

•	the director is not, and does not have a family member who is a current partner of Adept’s outside auditor, nor was the director or any family member of the director a partner or employee of Adept’s outside auditor who worked on Adept’s audit at any time during any of the past three years.

The Board has determined that all of Adept’s directors other than Mr. Bucher, Adept’s Chief Executive Officer, are “independent directors” within the meaning of the corporate governance listing standards of NASDAQ.

Board Meetings

The Board of Directors of Adept held six meetings during the fiscal year ended June 30, 2006, referred to in this proxy statement as Fiscal 2006, in addition to taking actions by unanimous written consent. Each director attended at least 89% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees on which he served, during the period in which he served as a director in Fiscal 2006. Adept’s Corporate Governance Guidelines strongly encourage directors to attend its annual meetings of stockholders and any special meetings of stockholders. Three of Adept’s five directors then in office attended the last annual meeting of stockholders.

Under Adept’s Corporate Governance Guidelines, Adept’s independent directors meet at regularly scheduled and special executive sessions without management.

Contacting the Board of Directors

Stockholders interested in communicating directly with the Board, the Chairman of the Board of Directors, or the non-management directors as a group may do so by sending a letter to the Adept Technology, Inc. Board of Directors, c/o the Office of the Corporate Secretary, Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551-9559. Information regarding communications with the Board of Directors regarding audit and accounting matters or other matters is posted on the investor relations page of Adept’s website at www.adept.com.

Inquiries and other communications may be submitted anonymously and confidentially.

Company counsel will review all such correspondence addressed to the Corporate Secretary and forward it to the Chairman of the Board, Chairman of the Nominating and Corporate Governance Committee, Audit Committee or to any individual director, group of directors or Committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to, and consistent with, Adept’s business and financial operations, policies and corporate philosophies.

Company counsel has the authority (which has been delegated by the Corporate Secretary), in the company counsel’s discretion, to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such communications that are reasonably determined to be of a commercial or frivolous nature, unduly hostile, threatening, illegal, or not reasonably related to Adept or its business. In some cases, the company counsel may determine that communications be forwarded elsewhere in the company for review and possible response.

The foregoing procedures do not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 (discussed under “Stockholder Proposals and Nominations” below) and communications made in connection with such proposals, which shall be handled in a manner consistent with Adept’s Bylaws and applicable law or (ii) service of process or any other notice in a legal proceeding.

Committees of the Board of Directors

The Board of Directors has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Copies of the current charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee can be accessed on Adept’s website at www.adept.com.

Audit Committee. The Audit Committee is responsible for representing and assisting the Board of Directors in (i) its oversight of the quality and integrity of Adept’s financial statements and other SEC filings, (ii) its oversight of the effectiveness of Adept’s system of internal controls, and auditing, accounting and financial reporting processes, (iii) the appointment and oversight of Adept’s independent auditors, including reviewing the auditors’ qualifications, independence and performance, (iv) the pre-approval of all audit and allowable non-audit services provided by Adept’s independent auditors, and (v) compliance with legal and ethical requirements associated with accounting and audit matters, corporate securities trading, investor communications, and (unless addressed by another independent body of the Board, such as by the Nominating and Corporate Governance Committee in the exercise of their responsibilities regarding the Code of Business Conduct) related party transactions. Each of the members of the Audit Committee are independent as defined in the NASDAQ corporate governance listing standards and Rule 10A-3 of the Exchange Act. In addition, each of the members of the Audit Committee is able to read and understand fundamental financial statements as required by the corporate governance listing standards of NASDAQ. The Audit Committee met seven times during Fiscal

2006 and was comprised of three non-employee directors. Mr. Codd served until his resignation from the Board of Directors in November 2005 and Mr. Juelis joined the Audit Committee as its Chairman following his election to the Board by the stockholders at the November 2005 Annual Meeting of Stockholders. The current members of the Audit Committee include Messrs. Juelis (Chairman), Kelly and Mock. The Board has determined that Messrs. Juelis and Kelly are “audit committee financial experts” as defined by rules promulgated by the SEC.

Compensation Committee. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers of Adept and administering executive incentive compensation and employee benefit plans. The Compensation Committee met two times during Fiscal 2006, in addition to taking certain actions by written consent, and was comprised of three non-employee directors, including Messrs. Mock and Majteles. Mr. Codd served until his resignation from the Board of Directors in November 2005, at which time Mr. Juelis replaced Mr. Codd on the Compensation Committee. Mr. Martin joined the Compensation Committee following his appointment to the Board in May 2006 in replacement of Mr. Juelis. The Compensation Committee currently consists of Messrs. Mock (Chairman), Majteles and Martin. Each of the members of the Compensation Committee is “independent” as defined by the corporate governance listing standards of NASDAQ and a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (i) identifies, screens and recommends qualified candidates to serve as directors of Adept, (ii) evaluates Adept’s Board, its committees and the continued service of its directors, (iii) evaluates stockholder nominees recommended by stockholders and (iv) develops and reviews the company’s corporate governance and policies and code of business conduct. The Nominating and Corporate Governance Committee met two times during Fiscal 2006 and was comprised of three non-employee directors. Mr. Kelly served on the Committee during all of 2006. Mr. Codd served on the Nominating and Corporate Governance Committee until his resignation from the Board in November 2005 at which time he was replaced by Mr. Juelis. Mr. Mock served until his resignation from the Committee in July 2006 at which time he was replaced by Mr. Finnie, who was also appointed Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Finnie (Chairman), Juelis and Kelly, each of whom has been determined to be “independent” as defined by the corporate governance listing standards of NASDAQ.

Compensation of Directors and Designation Arrangements

Until June 2004, no director received any cash compensation for service as a director of Adept or for attendance at Board or committee meetings, except for reimbursement of travel and lodging expenses incurred in attending these meetings. The Board approved payment beginning in Fiscal 2006 to each non-employee director of an annual retainer of $10,000 and to the chairman of the Audit Committee, an additional annual retainer of $5,000. In January 2006, the Board increased the annual retainer for non-employee directors to $20,000 and approved an annual retainer of $30,000 for service by a non-employee, independent director as Chairman of the Board. In addition, each non-employee director receives $1,000 for each Board meeting attended in person and $500 for each meeting attended by telephone. Adept paid such annual retainers and board meeting payments for the first half of Fiscal 2006 in arrears. Beginning with the third quarter of Fiscal 2006, Adept pays such annual retainers and board meeting payments quarterly in arrears. As previously contemplated by the 2004 Director Option Plan approved by Adept’s stockholders in 2004, upon joining the Board of Directors, each new non-employee director would be automatically granted an option to purchase 3,000 shares of common stock and, annually, each non-employee director would be granted an option to purchase 1,000 shares of common stock for so long as the individual remains a member of the Board. As a result of amendments to the 2004 Director Option Plan in March 2005 and January 2006, each new non-employee director is automatically granted an option to purchase 10,000 shares of common stock and, annually, each non-employee director is granted an option to purchase 3,000 shares of common stock for so long as the individual remains a member of the Board. Each annual non-employee director grant will be made on the date of the first Board meeting following the annual stockholders meeting (which would generally occur on the same day). Messrs. Kelly, Mock and Majteles each received an annual grant of an option to purchase 2,000 shares of Adept common stock on November 3, 2005 at an exercise price of $8.00 per share. In connection with joining the Board: Mr. Juelis received an initial grant of an option to purchase 10,000 shares of common stock on November 3, 2005 at an exercise price of $8.00; Mr. Martin received an initial grant of an option to purchase 10,000 shares of common stock on May 2, 2006 at an exercise price of $10.20; and Mr. Finnie received an initial grant of an option to purchase 10,000 shares of common stock on June 22, 2006 at an exercise price of $12.438. All the options were granted at the fair market value of the common stock on the grant date. Initial grants to non-employee directors vest at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48th of the shares subject to the options per month thereafter, and the annual grants become exercisable at a rate of 1/48th of the shares subject to the options on the monthly anniversary of the date of grant.

Upon consummation of Adept’s 2003 equity financing, the investors affiliated with SSF Entities exercised their right to designate a director nominee and designated Robert J. Majteles to serve as a member of our Board of Directors. Mr. Majteles joined the Board of Directors in 2003. Mr. Majteles is the founder of Treehouse Capital, LLC, an investment firm. Special Situations Fund III, L.P., Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital pursuant to which Treehouse Capital, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. If Mr. Majteles’ services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to ten percent of the funds’ net gain (as defined) or net loss (as defined) on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly. Under the agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the Board of Directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a member of Adept’s Board of Directors pursuant to this agreement.

Upon consummation of Adept’s 2006 common stock financing in June 2006, the Crosslink Entities exercised their right pursuant to the purchase agreement, as discussed below, to designate a director nominee and designated Charles H. Finnie to serve as a member of our Board of Directors.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

A Board of seven directors is to be elected at the annual meeting. Five of the seven current directors of Adept are nominees for re-election. The Board has authorized the nomination at the annual meeting of the persons named in this proxy statement as candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Adept’s seven nominees named below and for any additional nominee named by the Board as discussed above. In the event that any nominee of Adept is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who will be designated by the current Board of Directors to fill the vacancy. Adept is not aware of any nominee who will be unable or will decline to serve as a director. The Board of Directors will consider the names and qualifications of candidates for the Board submitted by stockholders in accordance with the procedures set forth in “Stockholder Proposals and Nominations” at the end of this proxy statement and Adept’s bylaws. In the event that additional persons are nominated for election as directors (other than any additional nominee named by the Board as discussed above), the proxy holders intend to vote all proxies received by them in favor of the nominees listed below and any additional nominee named by the Board as discussed above as possible, and, in this event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them (a plurality) shall be elected directors.

Nominees

The names of the nominees and certain information about their business experience as of September 25, 2006 are set forth below:

Name of Nominee	Age	Position(s) with Adept	Director Since
Robert H. Bucher	51	President and Chief Executive Officer; Director	2003
Charles H. Finnie (3)	47	Director	2006
A. Richard Juelis (1)(3)	58	Director	2005
Michael P. Kelly (1)(3)	58	Chairman of the Board	1997
Robert J. Majteles (2)	41	Director	2003
Herbert J. Martin (2)	65	Director	2006
Cary R. Mock (1)(2)	63	Director	1990

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

There is no family relationship between any director or executive officer of Adept.

Robert H. Bucher has served as Adept’s President and Chief Executive Officer since November 2003. From November 2003 until January 2006 he also served as Chairman of the Board. Prior to joining Adept, Mr. Bucher was a consultant providing management advisory and financial investment to pre-IPO technology product and service businesses. From October 1998 to June 2002, Mr. Bucher was President and Chief Executive Officer of Norsat International Inc., a Canadian company that evolved under his leadership from a manufacturer and distributor of satellite components to a digital media infrastructure solution provider. Mr. Bucher held the position of Executive Vice President of Worldwide Operations at Measurex Corporation, an optimization, automation and solution system provider to the process industries from 1995 to 1998. Mr. Bucher holds a B.S. degree in Engineering from the University of Guelph, Canada.

Charles H. Finnie has served as a director of Adept since June 2006. Mr. Finnie joined Crosslink Capital in January 2006 as General Partner, focused on investments in software, services, online marketing and communications. From 2002 to 2004, Mr. Finnie managed technology investments for Apex Capital. From 2000 to 2002, he held executive positions with Global Streams, Inc, a provider of video communications hardware and software, which he co-founded in July 2000. Prior to that, he was a general partner and research analyst at Volpe Brown Whelan, an investment bank. Mr. Finnie holds a B.A. degree in Politics from Princeton University and a master’s degree in International Affairs from Columbia University. Mr. Finnie was designated as a director nominee by Crosslink pursuant to its rights under the purchase agreement relating to Adept’s 2006 Financing.

A. Richard Juelis has served as a director of Adept since November 2005. Since June 2005, Mr. Juelis has been Vice President, Finance and Chief Financial Officer of World Heart Corporation, a publicly-traded medical device company focused on the development and commercialization of cardiac ventricular assist devices. From November 1994 to March 2005, Mr. Juelis served as Chief Financial Officer of Cellegy Pharmaceuticals, Inc. a publicly-traded specialty biopharmaceutical firm. Prior to this, he served as Chief Financial Officer for Vivus Inc. and Xoma Corporation, both publicly-traded biotechnology companies, and held domestic and international finance and general management positions with two major pharmaceutical companies. Mr. Juelis holds a B.S. in Chemistry from Fordham University and an MBA from Columbia University, and is a Certified Management Accountant (CMA).

Michael P. Kelly has served as a director of Adept since April 1997, additionally serving as Lead Independent Director of the Board of Directors from October 2003 to January 2006 and since January 2006 as Chairman of the Board. Since October 2005, Mr. Kelly has served as Chief Executive Officer of Kinsale Associates, Inc., a merchant bank. From July 2005 to October 2005, Mr. Kelly served as Chief Executive Officer of Cape Semiconductor Inc., a fabless semiconductor company. Prior to that, from 1994 to 2005, Mr. Kelly was Vice-Chairman and Senior Managing Director of Broadview International, LLC, an international mergers and acquisitions advisory firm and a division of Jefferies Inc. Mr. Kelly is also a director of Epicor Software Corporation, a provider of enterprise business software solutions. Mr. Kelly received a B.A. in Accounting from Western Illinois University and an M.B.A. from St. Louis University. Mr. Kelly is a Certified Public Accountant.

Robert J. Majteles has served as a director of Adept since November 2003. Mr. Majteles is the founder of Treehouse Capital LLC, an investment firm. Prior to launching Treehouse in 2001, Mr. Majteles served as Chief Executive Officer of three different technology companies and was a merchant banker and a mergers and acquisitions attorney. Currently, Mr. Majteles is also on the Board of Directors of Vertical Communications, Inc., a provider of converged IP telephony systems and voice applications; World Heart Corporation; Unify Corporation, an embedded database and development tools company; and Macrovision, a developer of digital rights management and software licensing technologies. In addition, Mr. Majteles is a Lecturer at the Lester Center for Entrepreneurship, Haas School of Business, University of California, Berkeley. Mr. Majteles received a B.A. degree from Columbia University and a law degree from Stanford University. Mr. Majteles was designated as a director nominee by Special Situations Funds pursuant to its rights under the purchase agreement relating to Adept’s 2003 financing.

Herbert J. Martin has served as a director of Adept since May 2006. Since March 2006 he has served as Chief Executive Officer and Director of D-Wave Systems, a private firm engaged in the development of quantum computing systems based in Vancouver, Canada. From September 2003 to February 2006, Mr. Martin was a management consultant to the technology industry. From October 2000 to September 2003 he served as Chief Executive Officer of Salira Optical Network Systems, a supplier of broadband access systems. Mr. Martin has more than twenty years’ experience managing technology companies, with particular emphasis on global channel and business development. Mr. Martin holds a B.S. in Electronic Engineering and an MBA from Santa Clara University.

Cary R. Mock has served as a director of Adept since December 1990. Mr. Mock was independently employed from January 2003 until his retirement in June 2004. From January 1996 to January 2003, Mr. Mock served as President of C.R. Mock & Associates, a financial advisory firm specializing in acquisitions and related corporate development activities. From October 1983 to December 1995, Mr. Mock served as Director of Acquisitions and Divestitures for Westinghouse Electric Corporation, and previously served in various other positions since joining Westinghouse in 1964. Mr. Mock received a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the State University of New York at Buffalo.

The Board of Directors recommends a vote FOR the election of all seven nominees listed above and for any additional director named by the Board, as discussed under “General” in this proposal above. Unless marked to the contrary, proxies received will be voted FOR the election of all seven nominees listed above and for any additional director named by the Board, as discussed under “General” in this proposal above.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO 2004 DIRECTOR STOCK OPTION PLAN

In August 2004, the Board of Directors adopted the Adept Technology, Inc. 2004 Director Option Plan, referred to as the 2004 Director Plan, and reserved 60,000 shares of common stock for issuance thereunder on a post-reverse split basis. In March 2005 and January 2006, the Board amended the 2004 Director Plan, so that each new non-employee director is automatically granted an option to purchase 10,000 shares of common stock and, annually, each non-employee director was granted an option to purchase 3,000 shares of common stock. In August 2006, the Board of Directors approved the amendment of the 2004 Director Plan to increase the number of shares reserved thereunder by an additional 72,000 shares of common stock, subject to stockholder approval. Adept believes stock options are an important element of non-employee director compensation because they help ensure that directors’ interests are aligned with those of Adept’s stockholders. Further, stock options are a key part of a total compensation package designed to enable Adept to attract, retain, and motivate directors suitable to promote Adept’s growth and competitive success. During 2005, Mr. Juelis joined the Board with one non-employee director resigning. During 2006, two new non-employee directors have joined Adept’s Board of Directors, and the size of the Board has increased from five to seven directors. As a result of the growth in the size of the Board of Directors, the shares of common stock authorized for issuance under the 2004 Director Plan will be insufficient to provide for annual grants to the existing directors in fiscal 2007 or necessarily permit compensation of new directors in connection with any changes in the constitution of the Board under a plan exclusively for non-employee directors. The company does not currently intend to use its 2005 Equity Incentive Plan to award equity compensation to non-employee directors. Adept stockholders are being asked to approve the amendment to the 2004 Director Plan.

As of the record date, 44,000 options to purchase shares of Adept common stock have been granted under the 2004 Director Plan. As of such record date, Adept had 7,585,486 shares outstanding and approximately 57,000 shares subject to outstanding options for non-employee directors. On October 16, 2006, our common stock closed at a price of $10.10 per share and the weighted-average exercise price of outstanding options held by current non-employee directors was approximately $29.65.

Vote Required

Approval of the 2004 Director Plan amendment requires the affirmative vote of a majority of the shares represented and voting on this proposal at the annual meeting. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment to the 2004 Director Plan.

The Board of Directors recommends a vote FOR adoption of the Amendment of the Adept Technology, Inc. 2004 Director Option Plan.

Summary of 2004 Director Option Plan, As Amended

The following is a summary of the 2004 Director Plan, as amended, and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Overview

The 2004 Director Plan provides for non-discretionary grants of stock options. Options granted under the 2004 Director Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Code.

Purpose

The purposes of the 2004 Director Plan are to attract and retain the best available individuals for service as non-employee directors of Adept, to encourage their continued service as non-employee directors, and to provide non-employee directors with an increased economic and proprietary interest in Adept to encourage them to contribute to the success and progress of Adept. Adept believes stock options are an important element of director compensation because they help ensure that directors’ interests are aligned with those of Adept’s stockholders. Further, options are a key part of a total compensation package designed to enable Adept to attract, retain, and motivate directors suitable to promote Adept’s growth and competitive success.

Eligibility

The 2004 Director Plan provides that options may be granted only to members of Adept’s Board of Directors who are not employees of Adept or any of its subsidiaries or any parent. These individuals are referred to in this proxy statement as non-employee directors of Adept. Currently six of Adept’s seven directors are non-employee directors and are eligible to participate in the 2004 Director Plan.

Administration

The 2004 Director Plan is administered by the Board of Directors of Adept and from time to time may be amended by the Board, however; neither the Board, nor any other person, has any discretion to select which non-employee directors will be granted options under the 2004 Director Plan or to determine the number of shares to be covered by options granted to non-employee directors (subject to the Board’s ability to amend the plan). The Board of Directors does have the authority to approve the form of option agreement that will be used to evidence grants of options under the 2004 Director Plan. The form of option agreement may only contain terms and conditions that are not inconsistent with the provisions of the 2004 Director Plan, as determined by the Board of Directors.

Stock Subject to the 2004 Director Plan

Subject to certain anti-dilution provisions discussed below, the maximum aggregate number of shares of Adept’s common stock that currently may be issued pursuant to options granted under the 2004 Director Plan is 60,000, which will be increased to 132,000 upon approval of the proposed amendment by the stockholders. Whenever any option expires, is canceled, forfeited or is otherwise terminated, in whole or in part, for any reason without having been exercised or payment having been made in respect thereof, the shares of Adept’s common stock subject to that portion of the option may again be the subject of options granted under the 2004 Director Plan. In addition, if any shares of Adept’s common stock are delivered to Adept in payment or satisfaction of the exercise price or tax obligation with respect to a option the maximum number of shares available for grants of future options under the 2004 Director Plan will be increased by that number of shares.

Terms and Conditions of Options

Non-Discretionary Grants. Stock option grants under the 2004 Director Plan are non-discretionary. Each person (other than a person who is already a member of Adept’s Board of Directors and also an employee of Adept or a parent or subsidiary) who first becomes a non-employee director of Adept after the effective date of the 2004 Director Plan is automatically granted, on the date such person becomes a non-employee director, a one-time option to purchase 10,000 shares of Adept’s common stock. At the meeting of the Board of Directors that next follows the annual meeting of Adept’s stockholders in each year (generally the same day as the stockholder meeting), each non-employee director who has been a director for at least six months prior to such meeting of the Board of Directors is automatically granted an option to purchase 3,000 shares of Adept’s common stock.

Exercise Price. In no event may options be granted with an exercise price below 100% of the stock’s fair market value on the date of the grant. In addition, the exercise price for options granted to participants who own stock of Adept representing more than 10% of the combined voting power of all classes of stock of Adept may not be less than 110% of the stock’s fair market value on the date of the grant.

Vesting. Each option granted under the plan becomes exercisable over a four-year period following the date of grant. Stock options granted upon a person first becoming a non-employee director become exercisable as to one-fourth of the shares subject to the option on the first anniversary of the grant date and then at a rate of 1/48th of the shares each month thereafter. Subsequent option grants become exercisable at a rate of 1/48th of the shares subject to the option on each monthly anniversary of its date of grant, beginning with the first such monthly anniversary. In all cases, vesting is conditioned upon continued service from the grant date and during each vesting period by the non-employee director as a director of Adept.

Expiration. Options granted under the 2004 Director Plan expire ten years after the date of grant.

Termination of Service as a Director. If the non-employee director’s status as a director of Adept is terminated for any reason, other than death or disability, options may be exercised to the extent they were exercisable on the date of termination within three months after the termination, but in no event later than the expiration date of the term of the option. If a non-employee director should die or become disabled while a director of Adept, options may be exercised to the extent they were exercisable on the date of termination at any time within 12 months after the date of death or disability but in no event later than the expiration of the term of the option.

Transferability, Payment and Other Provisions Applicable to Options. Unless otherwise determined by Adept’s Board of Directors, options granted under the 2004 Director Plan are nontransferable by the optionee other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime, or upon the death of a Director, his or her successors or assigns. The option agreement may contain other terms, provisions and conditions not inconsistent with the 2004 Director Plan as may be determined by Adept’s Board of Directors.

Adjustment Upon Changes in Capitalization or Merger

If there is any change in the stock subject to the 2004 Director Plan or subject to any option granted under the 2004 Director Plan through a stock split, reverse stock split, stock dividend, combination or reclassification of Adept’s common stock, or any other increase or decrease in the number of issued shares of Adept’s common stock effected without receipt of consideration by Adept, the number of shares authorized for issuance under the 2004 Director Plan, the number of shares subject to non-discretionary option grants and the number of shares subject to and per share exercise price of options outstanding under the 2004 Director Plan will be proportionately adjusted.

In the event of a proposed sale of the assets of Adept or the merger of Adept with or into another corporation, all options outstanding under the 2004 Director Plan may be assumed or an equivalent option may be substituted by the successor corporation. If an option is assumed or substituted with an equivalent option, the option or equivalent option will continue to vest as described above for so long as the non-employee director remains a director of Adept, the successor corporation or an affiliate, but upon the termination of his or her status as a director of Adept, the successor or an affiliate, all of his or her outstanding options shall become immediately and fully vested and exercisable. If the successor corporation does not agree to assume options granted under the 2004 Director Plan or to substitute them with an equivalent option, each such outstanding option shall become fully vested and exercisable on the date that the non-employee director is notified that his or her options will not be assumed or substituted and remain exercisable for a period of thirty days thereafter.

Amendment and Termination

The Board of Directors may amend, alter, suspend, or terminate the 2004 Director Plan at any time. Approval of Adept’s stockholders is required for any amendment to the 2004 Director Plan to the extent necessary or desirable to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act, or any successor rule or statute or other applicable law, including the requirements of any exchange or automatic quotation system on which Adept’s common stock may be listed. No action by Adept’s Board of Directors or stockholders may alter or impair any option previously granted under the 2004 Director Plan without the consent of the non-employee director. Unless terminated earlier, the 2004 Director Plan will terminate ten years after its effective date and no further options will be granted.

Federal Income Tax Considerations

The following is a general summary of the United States federal income tax consequences to Adept and the participants resulting from the grant and exercise of options granted under the 2004 Director Plan and the disposition of the stock acquired upon the exercise of such options. This summary is based on the federal income tax laws that are in effect as of the date of this proxy statement, all of which are subject to change on a retroactive or prospective basis. The summary does not purport to be complete and does not discuss any tax consequences under state, local or foreign tax laws. In addition, the tax consequences to a participant may differ depending upon the participant’s individual circumstances. Adept urges the participant to consult his or her personal tax advisor, prior to exercising his or her options, with regard to all tax consequences arising from the grant or exercise of options, and the disposition of any stock acquired pursuant to the exercise of an option.

Stock options granted under the 2004 Director Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

There are no tax consequences to the non-employee director or Adept by reason of the grant of an option under the 2004 Director Plan. Upon exercise of the option, the non-employee director generally will recognize taxable ordinary income equal to the excess of Adept’s common stock’s fair market value on the exercise date over the option exercise price, and Adept will be entitled to a deduction in the same amount. Upon disposition of the stock acquired upon exercise of an option, the optionee generally will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid to exercise the option plus any amount recognized as ordinary income upon exercise of the option. This gain or loss will be long or short term depending on whether or not the stock was held for more than one year. A director’s disposition of stock acquired upon exercise of an option has no tax consequences to Adept.

Plan Benefits

Options under the 2004 Director Plan may only be granted to non-employee directors of Adept. As a result, Adept’s non-employee directors, as a group, will receive all options that may be granted under the 2004 Director Plan. As of the record date, 44,000 options to purchase shares of Adept common stock have been granted under the 2004 Director Plan, 42,000 options granted under the Director Plan are currently outstanding, and 17,709 shares of common stock remain authorized for issuance thereunder.

Adept recommends that stockholders vote FOR this proposal. The proxy will be voted FOR this proposal unless otherwise directed.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of June 30, 2006, including options granted under the now-expired 1995 Director Option Plan and 1993 Stock Plan, as well as Adept’s currently effective 2001 Stock Option Plan, 2003 Stock Option Plan, 2004 Director Plan, 2005 Equity Incentive Plan and 1998 Employee Stock Purchase Plan.

Each of the plans requires stockholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under such plans, in some cases where required by law or the requirements of the applicable exchange where Adept common stock is listed.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	564,324	(1)	$16.79	770,122	(3)
Equity compensation plans not approved by security holders (2)	356,579		$7.87	55,101
Total	920,903		$13.33	825,223

(1)	Excludes purchase rights accruing under our 1998 Employee Stock Purchase Plan, for which remaining available rights are included in column (c).
(2)	Issued under our 2001 Stock Option Plan. The Board of Directors adopted the 2001 Plan in August 2001 and provided that 520,000 shares of common stock be reserved for issuance thereunder. Options under the 2001 Plan may be granted, as complies with applicable law, to employees either from time to time at the discretion of the Compensation Committee of the Board of Directors or automatically upon the occurrence of specified events, including, without limitation, reduction of at will employees’ salaries and the achievement of performance goals. The exercise price of the options is at 100% of the fair market value of Adept’s common stock on the date of the grant. Options generally vest over a time period generally consisting of monthly vesting in equal installments over a four-year period. Options granted in 2001 for reduction of at will employees’ salaries vest in equal monthly increments over the salary reduction period. All stock options granted under the 2001 Plan have an expiration date of 10 years from the date of the grant. In October 2003, the Board amended the 2001 Plan to require stockholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under the plan.
(3)	Includes 284,648 shares available for issuance under the 1998 Employee Stock Purchase Plan as of July 1, 2006. The aggregate number of shares of Adept common stock available for issuance under the 1998 Employee Stock Purchase Plan is subject to an annual increase as of the first day of Adept’s fiscal year in an amount equal to the lesser of: (i) 120,000 shares, (ii) 3% of the common stock outstanding on the last day of the prior fiscal year, or (iii) a lesser amount as determined by Adept’s Board. At June 30, 2006, 3% of Adept’s outstanding shares was equal to approximately 227,501 shares, thus the authorized shares were increased by 120,000. Also includes 540,575 shares available for issuance at the end of Fiscal 2006 under the 2003 Stock Option Plan, the 2004 Director Plan and the 2005 Equity Incentive Plan, but does not include the 72,000 shares proposed in this proxy statement to be authorized for issuance under the 2004 Director Plan if approved by the stockholders.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On October 17, 2005, Adept’s Board of Directors, based on the selection recommendation of the Audit Committee, decided not to renew the engagement of its then current independent auditors, Ernst & Young LLP, and retained Armanino McKenna LLP as its independent auditors with respect to the audit of Adept’s financial statements for Fiscal 2006.

During Adept’s two most recent fiscal years ended June 30, 2005, and during the subsequent interim period preceding the replacement of Ernst & Young LLP, there was no disagreement between Adept and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports. The audit reports of Ernst & Young LLP on the consolidated financial statements of Adept as of and for the last two fiscal years ended June 30, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

During Adept’s two most recent fiscal years ended June 30, 2005, and during the subsequent interim period preceding the replacement of Ernst & Young LLP in October 2005, Adept did not consult with Armanino McKenna LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Adept’s financial statements.

The Audit Committee of the Board of Directors has selected Armanino McKenna LLP as independent auditors of Adept for the fiscal year ending June 30, 2007 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Armanino McKenna LLP has audited Audit’s financial statements since Fiscal 2006. A representative of Armanino McKenna LLP is expected to be present at the annual meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

Stockholder ratification of the selection of Armanino McKenna LLP as Adept’s independent auditors is not required by Adept’s bylaws or otherwise. However, the Board is submitting the selection of Armanino McKenna LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Armanino McKenna LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year, if it determines that such a change would be in the best interests of Adept and its stockholders.

Ratification of the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2007 requires the affirmative vote of a majority of the shares represented and voting at the annual meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. Because the affirmative vote of a majority of the quorum is required, if the number of abstentions or broker non-votes results in the votes “for” the proposal not equaling at least a majority of the quorum, the proposal will not be approved. This will be the case even though the number of votes “for” the proposal exceeds the number of votes “against” the proposal.

The Board of Directors recommends that stockholders vote FOR the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2007. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Armanino McKenna LLP.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee primarily assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting and financial reporting practices of Adept and reviewing the independence and performance of Adept’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process. Adept’s independent auditors are responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. The independent auditors report directly to the Audit Committee and have unrestricted access to the Committee.

During Fiscal 2006, the Audit Committee reviewed and discussed with Adept’s independent auditors, the overall scope and plans for the Fiscal 2006 year-end audit. In addition, the Audit Committee met with management and the independent auditors to review and discuss the audited financial statements as of and for the fiscal year ended June 30, 2006. The Audit Committee also reviewed and discussed the independent auditor’s evaluation of internal controls, and the results of the independent auditors’ examination of the financial statements, both with and without the presence of management.

In addition, the Audit Committee has discussed with the independent auditors their judgments as to the acceptability and quality of Adept’s accounting principles, and such other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Further, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Adept and its management. In addition, the Audit Committee has considered whether the independent auditors’ provision of other non-audit services to Adept is compatible with their independence. The Audit Committee did not identify any factors that would indicate the impairment of such independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 for filing with the SEC. The Audit Committee also recommended the reappointment of Armanino McKenna LLP as independent auditors of Adept and the Board concurred with such recommendation.

Respectfully submitted by the Audit Committee of the Board of Directors of Adept Technology, Inc. for the fiscal year ended June 30, 2006.

A. Richard Juelis, Chairman

Michael P. Kelly

Cary R. Mock

FEES BILLED TO ADEPT BY INDEPENDENT PUBLIC ACCOUNTANTS DURING

FISCAL YEARS 2006 AND 2005

Until October 2005, Adept’s independent public accountants were Ernst & Young, LLP. On October 17, 2005, Adept terminated Ernst & Young LLP and engaged the independent public accounting firm Armanino McKenna LLP. See the discussion regarding Ernst & Young LLP above under “Proposal Three—Ratification of Independent Auditors.”

The following table presents fees billed to Adept for professional services rendered by Armanino McKenna LLP for Fiscal 2006 and by Ernst & Young LLP for the fiscal years ended June 30, 2006 and June 30, 2005.

	Fees billed by Armanino McKenna LLP for fiscal year ended		Fees billed by Ernst & Young LLP for fiscal year ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Audit Fees (1)	$536,975	—	$99,641	$528,981
Audit-Related Fees (2)	—	—	—	—

Audit and audit-related fees	536,975	—	99,641	528,981
Tax Fees (3)	—	—	—	—
All Other Fees	—	—	—	—

Total fees	$536,975	—	$99,641	$528,981

(1)	Includes fees for the audit of Adept’s consolidated financial statements included in Adept’s Annual Report on Form 10-K, fees for the review of the interim condensed consolidated financial statements included in Adept’s Quarterly Reports on Form 10-Q and amendments thereto on Form 10-Q/A, and fees for services that are normally provided by Adept’s independent public accountants in connection with statutory and regulatory filings or engagements. Amount reflects fees billed to date and unbilled accrued fees for services rendered in connection with the audit of the financial statements for Fiscal 2006. Additional fees may be incurred and billed for these services.
(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Adept’s consolidated financial statements that are not reported under “Audit Fees.”
(3)	Includes fees for tax compliance, tax advice and tax planning.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit and permissible non-audit services provided by Armanino McKenna LLP prior to the engagement of Armanino McKenna LLP with respect to such services. As the Audit Committee has not delegated any pre-approval authority, the Audit Committee has not adopted any specific pre-approval policies and procedures for delegates relating to the engagement of its independent auditors. None of the services described in the table above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

The Audit Committee has determined that the fees for services rendered were compatible with maintaining Armanino McKenna LLP’s independence from Adept.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Adept common stock held by:

•	each person known by Adept to beneficially own more than 5% of Adept’s outstanding common stock;

•	each director of Adept;

•	each of the executive officers and former executive officers of Adept named in the Summary Compensation Table below; and

•	all current directors and executive officers of Adept as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options or issuable upon conversion of convertible securities currently exercisable or exercisable within 60 days after the record date are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the principal address of each of the following persons is c/o Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551.

	Common Shares Beneficially Owned (1)
Beneficial Owner	Shares Owned	Options / Warrants to Purchase Shares	Total Shares Beneficially Owned	Percent
5% Holders
Austin W. Marxe and David M. Greenhouse (2) c/o Special Situations Funds 153 East 53rd Street New York, NY 10022	2,482,484	888,890	3,371,374	39.8%
Jon D. Gruber and J. Patterson McBaine (3) c/o Gruber & McBaine Capital Management, LLC 50 Osgood Place San Francisco, California 94133	815,042	222,221	1,037,263	13.2%
Kopp Investment Advisors, LLC (4) 7701 France Avenue South, Suite 500 Edina, Minnesota 55435	971,422	—	971,422	12.8%
Crosslink Capital Inc. (5) Two Embarcadero Center, Suite 2200 San Francisco, CA 94111	731,251	—	731,251	9.6%
Officers and Former Officers of the Company
Robert H. Bucher	—	147,500	147,500	1.9%
John D. Dulchinos	13,406	38,359	51,765	*
Matthew J. Murphy	1,711	40,693	42,404	*
Robert R. Strickland (6)	—	26,187	26,187	*
Lee A. Blake (7)	4,060	12,550	16,610	*
Gordon M. Deans	—	11,686	11,686	*
Non-employee Directors of the Company
Michael P. Kelly, Chairman	—	8,283	8,283	*
Charles H. Finnie (8)	—	—	—	—
A. Richard Juelis	2,500	2,500	5,000	*
Robert J. Majteles	—	3,583	3,583	*
Herbert J. Martin (9)	—	—	—	—
Cary R. Mock	—	5,883	5,883	*
All current executive officers and directors as a group (11 persons)	17,617	261,827	279,444	3.56%

*	Less than 1%

This table is based upon information supplied by officers, directors and principal stockholders, and Schedules 13D and 13G filed with the SEC. Beneficial ownership of greater than five percent of Adept’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC except as noted below, while beneficial ownership of executive officers and directors is as of September 25, 2006. All numbers have been adjusted to reflect the one-for-five reverse stock split effective February 25, 2005.

(1)	Applicable percentage ownership for all stockholders other than Austin W. Marxe and David M. Greenhouse (“Marxe and Greenhouse”) and Jon D. Gruber and J. Patterson McBaine (“Gruber and McBaine”) is based on 7,585,486 shares of common stock outstanding as of the record date together with options for the applicable stockholder currently exercisable or exercisable within 60 days after the record date. The number of shares outstanding for the calculation of percentage of ownership for Marxe and Greenhouse and Gruber and McBaine includes shares of common stock for which Marxe and Greenhouse or Gruber and McBaine, respectively, have the right to acquire beneficial ownership through conversion of warrants issued on November 18, 2003. See Note 2 below for more information regarding Marxe and Greenhouse and Note 4 below for more information regarding Gruber and McBaine.
(2)	Reflects ownership as reported on Schedule 13D filed with the SEC on February 14, 2006 and Form 13F filed with the SEC for the period June 30, 2006, as updated by Marxe & Greenhouse. Marxe and Greenhouse beneficially own 2,482,484 shares of Adept common stock and warrants to purchase 888,890 shares of common stock which consists of: (i) 314,580 shares of common stock, and warrants to purchase 111,110 shares of common stock owned by Special Situations Cayman Fund, L.P.; (ii) 868,666 shares of common stock, and warrants to purchase 306,476 shares of common stock owned by Special Situations Fund III QP, L.P.; (iii) 76,108 shares of common stock, and warrants to purchase 26,864 shares of common stock owned by Special Situations Fund III, L.P.; (iv) 613,190 shares of common stock, and warrants to purchase 222,220 shares of common stock owned by Special Situations Private Equity Fund, L.P.; (v) 99,490 shares of common stock, and warrants to purchase 36,670 shares of common stock owned by Special Situations Technology Fund, L.P.; and (vi) 510,450 shares of common stock and warrants to purchase 185,550 shares of common stock owned by Special Situations Technology Fund II, L.P. MGP Advisors Limited (“MGP”) is the general partner of the Special Situations Fund III, QP, L.P. and the general partner of and investment advisor to the Special Situations Cayman Fund, L.P and the investment advisor to the Special Situations Fund III, QP, L.P., the Special Situations Technology Fund, L.P., the Special Situations Technology Fund II, L.P, the Special Situations Private Equity Fund, L.P. and the Special Situations Life Sciences Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.
(3)	Reflects ownership as reported on Schedule 13F filed with the SEC on for the period ended June 30, 2006 and as updated by Gruber and McBaine to Adept. This figure represents shares beneficially owned by (i) Gruber and McBaine Capital Management, LLC (“GMCM”), a registered investment advisor, (ii) Jon D. Gruber, (iii) J. Patterson McBaine, (iv) Gruber & McBaine International (“GMI”) and (v) Lagunitas Partners, and consists of 815,042 shares of Adept common stock and warrants to purchase 222,221 shares of common stock. GMCM beneficially owns 659,074 shares of Adept common stock and has shared voting power and shared dispositive power over 659,074 shares. Mr. Gruber has beneficial ownership of 659,074 shares of Adept common stock, sole voting power and sole dispositive power over 71,794 shares, shared voting power and shared dispositive power over 659,074 shares and warrants to purchase 22,222 shares. Mr. McBaine has beneficial ownership of 659,074 shares of Adept common stock, sole voting and sole dispositive power over 84,174 shares, shared voting power and shared dispositive power over 659,074 shares and warrants to purchase 22,222 shares. GMI beneficially owns 125,928 shares of Adept common stock, has shared voting power and shares dispositive power over 125,928 shares and has warrants to purchase 44,444 shares. Lagunitas Partners beneficially owns 369,426 shares of Adept common stock, has shared voting power and shared dispositive power over 369,426 shares and warrants to purchase 133,333 shares. Mr. Gruber and Mr. McBaine are the managers, controlling persons and portfolio managers of GMCM. Lagunitas Partners is an investment limited partnership of which GMCM is the general partner and GMI is a corporation for which GMCM is the investment advisor with full voting and dispositive power.
(4)	Reflects ownership as reported on Schedule 13F filed with the SEC for June 30, 2006 by Kopp Investment Advisors, LLC, or KIA. As set forth in KIA’s filing, this figure represents shares beneficially owned by (i) KIA, a registered investment advisor, (ii) Kopp Holding Company, LLC, (iii) Kopp Holding Company and (iv) LeRoy C. Kopp individually and through his control over Kopp Holding Company, LLC, which is the sole owner of KIA, through Kopp Holding Company. KIA beneficially owns 971,422 shares of Adept common stock, has sole voting power over 546,322 shares, sole dispositive power over 356,961 shares and shared dispositive power over 614,461 shares.

(5)	Reflects ownership as reported on Schedule 13D filed with the SEC on June 26, 2006 by Crosslink. As set forth in Crosslink’s filing, this figure represents shares beneficially owned by the following Crosslink Affiliates: (i) Crossover Fund IV Management, LLC, a Delaware limited liability company, which has beneficial ownership of 217,494 shares of Adept common stock and shared voting power and shared dispositive power over 217,494 shares; (ii) Crosslink Ventures IV Holdings, LLC, a Delaware limited liability company, which has beneficial ownership of 513,757 shares of common stock and shared voting power and shared dispositive power over 513,757 shares; (iii) Crosslink Verwaltungs GmbH, which has beneficial ownership of 14,894 shares of Adept common stock and shared voting power and shared dispositive power over 14,894 shares; (iv) Michael J. Stark; (v) Seymour F. Kaufman; (vi) Thomas Edward Bliska; (vii) Daniel John Dunn; (viii) David J. Epstein; (ix) James Feuille; (x) and Charles H. Finnie. Messrs. Stark and Kaufman each have beneficial ownership of 731,251 shares and shared voting and dispositive power over 731,251 shares. Messrs Bliska, Dunn, Epstein, Feuille and Finnie each have beneficial ownership of 716,357 shares and shared voting and dispositive power over 716,357 shares. Crosslink is an investment advisor to investment funds of which Crossover IV Management, Crosslink VI Holdings or Crosslink Verwaltungs is the general partner or manager of Class B units. Messrs. Stark and Kaufman are control persons of Crosslink. Messrs. Stark, Kaufman, Bliska, Dunn, Epstein, Feuille and Finnie are control persons of Crossover IV and Crosslink IV Holdings. Messrs. Stark and Kaufman are control persons of Crosslink Verwaltungs. Mr. Finnie is a director of Adept.
(6)	Mr. Strickland was Vice President, Finance and Chief Financial Officer of Adept until June 12, 2006. The exercise period for the options detailed above expires on November 10, 2006.
(7)	Mr. Blake was Vice President, Service Operations for Adept until June 30, 2006. The exercise period for the options detailed above expires on November 10, 2006.
(8)	Mr. Finnie joined Adept’s Board on June 22, 2006.
(9)	Mr. Martin joined Adept’s Board on May 2, 2006.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following Summary Compensation Table sets forth certain information regarding the compensation of Adept’s Chief Executive Officer for Fiscal 2006 and the other four most highly compensated executive officers of Adept who earned at least $100,000 for Fiscal 2006 and one former executive officer of Adept who was no longer an executive officer on June 30, 2006 but would have otherwise been one of the most highly compensated executive officers if he had remained an officer at fiscal year end, referred to as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation (1)				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus or Commission		Number of Securities Underlying Options	All other Compensation
Robert H. Bucher President and Chief Executive Officer (2)	2006 2005 2004	$ $ $	340,000 308,461 167,308	$	— 60,000 —	210,000 — 130,000	$ $ $	908 926 343

Matthew J. Murphy Vice President, Robotics Group (3)	2006 2005 2004	$ $ $	268,800 246,092 185,712	$	— 24,192 —	9,500 12,500 15,000	$ $ $	1,685 9,488 9,342

John D. Dulchinos Vice President, Emerging Markets (4)	2006 2005 2004	$ $ $	175,561 169,668 139,162		$147,113 — —	7,000 15,000 —	$ $ $	33,870 42,353 31,251

Gordon M. Deans Vice President, Business Development and General Manager, Adept Canada (5)	2006 2005 2004	$ $ $	201,249 175,058 10,893		$17,408 — —	6,000 22,500 —	$ $	1,624 1,414 —

Lee A. Blake Former Vice President, Service Operations (6)	2006 2005 2004	$ $ $	190,597 182,665 28,385	$ $	102,516 24,338 —	7,000 29,500 —	$ $ $	1,264 1,626 185

Robert R. Strickland Former Vice President, Finance and Chief Financial Officer (7)	2006 2005 2004	$ $	230,050 221,108 —	$	— 20,705 —	2,500 15,000 40,000	$ $	1,649 1,668 —

(1)	Other than salary, bonus and all other compensation described in this table, Adept did not pay the Named Executive Officers any compensation, including incidental personal benefits that in the aggregate constituted an excess of 10% of the executive officer’s salary.
(2)	Mr. Bucher has served as Adept’s Chief Executive Officer since November 4, 2003. Amounts shown under “Bonus or Commission” in the table above represent bonus payments received. Payments of $908, $926 and $343 were made on his behalf in 2006, 2005 and 2004, respectively, for group term life excess premiums and are included under “All Other Compensation” in the table above. See note 4 to the table below entitled “Option Grants in Last Fiscal Year” for further discussion of the options disclosed above.
(3)	Mr. Murphy joined Adept in March 2001 as Vice President of Engineering and currently serves as Vice President, Robotics Group. Amounts shown under “Bonus or Commission” in the table above represent bonus payments received. Mr. Murphy received payments of $1,008, $8,736 and $8,736 for automobile allowance in 2006, 2005 and 2004, respectively, included under “All Other Compensation” in the table above. Also included in “All Other Compensation” are payments made on his behalf of $677, $752 and $606 for group term life excess premiums in 2006, 2005 and 2004, respectively.

(4)	Mr. Dulchinos has been employed by Adept since 1987 and currently serves as Vice President, Emerging Markets. Amounts shown under “Bonus or Commission” in the table above represent commission payments received or accrued for fiscal 2006. Mr. Dulchinos received payments of $32,583, $33,293 and $22,196 for housing allowance in 2006, 2005 and 2004, respectively, included under “All Other Compensation” in the table above. Also included in “All Other Compensation” are payments of $1,008, $8,736 and $8,736 for automobile allowance in 2006, 2005 and 2004, respectively and payments made on his behalf of $279, $324 and $319 for group term life excess premiums in 2006, 2005 and 2004, respectively.
(5)	Mr. Deans joined Adept in June 2004 as Vice President, Business Development and General Manager, Adept Canada. Amounts shown under “Bonus or Commission” in the table above represent commission payments received or accrued for the relevant fiscal period. During each of the periods reported, Mr. Deans was paid in the local currency, which is the Canadian dollar. Mr. Deans was paid a salary of CAD$234,000 and earned commission of CAD$20,241 in 2006. Mr. Deans was paid a salary of CAD$218,500 for 2005 and was paid a salary of CAD$14,615 for 2004. Payments of CAD$1,888 and CAD$1,765, respectively, were made on his behalf in 2006 and 2005 for health, life and disability insurance coverage and are included under “All Other Compensation” in the table above. Due to fluctuations in exchange rates during the periods presented, Mr. Dean’s salary, bonus and other compensation amounts in U.S. dollars varied during the respective years. The salary, bonus and insurance premium amounts shown above in U.S. dollars were derived using an average exchange rate of $0.86004 per Canadian dollar in 2006, $0.80118 per Canadian dollar in 2005 and $0.74536 per Canadian dollar in 2004.
(6)	Mr. Blake joined Adept in April 2004 as Vice President, Service Operations. He left the company effective June 30, 2006. Amounts shown under “Bonus or Commission” in the table above represent commission payments received or accrued for the relevant fiscal period. Payments of $1,264, $1,626 and $185 were made on his behalf in 2006, 2005 and 2004, respectively, for group term life excess premiums and are included under “All Other Compensation” in the table above.
(7)	Mr. Strickland joined Adept in June 2004 as Vice President of Finance and Chief Financial Officer. He resigned from his position as an executive officer effective June 12, 2006. Amounts shown under “Bonus or Commission” in the table above represent bonus payments received for fiscal 2005. Payments of $1,649 and $1,668 for group term life excess premiums were made on his behalf in 2006 and 2005, respectively, and are included under “All Other Compensation” in the table above.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information regarding Adept’s grant of stock options to the Named Executive Officers during Fiscal 2006.

Individual Grants
	Number of Securities Underlying Option Granted (2)	Percentage of Total Options Granted to Employees in Fiscal Year		Exercise Price Per Share (3)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name							5%		10%
Robert H. Bucher (4)	110,000 50,000 65,000	31.8 14.5 18.8	% % %	$ $ $	8.00 8.00 13.94	8/18/2015 8/18/2015 5/05/2016	$ $ $	553,427 251,558 569,841	$ $ $	1,402,493 637,497 1,444,090
Matthew J. Murphy	2,000 2,500 5,000	0.6 0.7 1.5	% % %	$ $ $	9.85 10.80 13.94	11/18/2015 2/09/2016 5/05/2016	$ $ $	12,389 16,980 43,834	$ $ $	31,397 43,031 111,084
John D. Dulchinos	2,000 2,500 2,500	0.6 0.7 0.7	% % %	$ $ $	9.85 10.80 13.94	11/18/2015 2/09/2016 5/05/2016	$ $ $	12,389 16,980 21,917	$ $ $	31,397 43,031 55,542
Gordon M. Deans	1,500 2,000 2,500	0.4 0.6 0.7	% % %	$ $ $	9.85 10.80 13.94	11/18/2015 2/09/2016 5/05/2016	$ $ $	9,292 13,584 21,917	$ $ $	23,548 34,425 55,542
Lee A. Blake (5)	2,500 2,000 2,500	0.7 0.6 0.7	% % %	$ $ $	9.85 10.80 13.94	11/18/2015 2/09/2016 5/05/2016	$ $ $	15,487 13,584 21,917	$ $ $	39,246 34,425 55,542
Robert R. Strickland (6)	1,500 1,000	0.4 0.3	% %	$ $	9.85 10.80	11/18/2015 2/09/2016	$ $	9,292 6,792	$ $	23,548 17,212

(1)	Potential realizable value is based on the assumption that the common stock of Adept appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements of the SEC and do not reflect Adept’s estimates of future stock price growth.
(2)	All options were granted pursuant to the company’s 2003 Stock Option Plan. Each of the option shares becomes exercisable as to 1/48th of the option each month with full vesting on the fourth anniversary of the date of grant.
(3)	Options are granted at an exercise price equal to the fair market value of Adept’s common stock on the date of grant.
(4)

Included in the table are options granted to Mr. Bucher in August 2005 to purchase up to 50,000 shares, based upon the achievement of certain performance criteria as determined by the Compensation Committee of the Board for the first half of Fiscal 2006. Based on the proportion of criteria subsequently achieved as determined by the Compensation Committee, the option for 50,000 shares were adjusted to reflect an option to purchase 35,000 shares. Per the terms of the Performance Option, 6/48th of the Performance Options vested on April 27, 2006 (the date on which Adept’s Compensation Committee determined that specified performance objectives had been met and defined the number of shares for which the option is exercisable). Thereafter, the Performance Options vest at 1/48th of the total number of shares subject to the options per month in equal installments. Also included in the table above are options granted to Mr. Bucher in May 2006 to purchase up to 65,000 shares, with 6/48th of the total number of shares subject to the options vesting on October 16, 2006, the date on which Adept’s Compensation Committee confirmed that specified performance objectives were met. The remaining 42/48ths of the Performance Options shall vest monthly at 1/48th of the total number of shares subject to such options. The number of shares for which the option is exercisable was adjusted to 60,000 shares based upon the achievement of certain performance criteria, which include specified financial objectives (including profits and earnings growth) as well as certain corporate strategic goals for the second half of Fiscal 2006, as determined by the Compensation Committee in October 2006.

(5)	Upon his departure from Adept in June 2006, Mr. Blake forfeited the unvested portion of his options, including options for 2,136 of the 2,500 shares granted to him on November 18, 2005, 1,834 of the 2,000 shares granted to him on February 9, 2006 and 2,448 of the 2,500 shares granted to him on May 5, 2006. The exercise period for Mr. Blake’s remaining vested options expire November 10, 2006.
(6)	Upon his departure from Adept in June 2006, Mr. Strickland forfeited the unvested portion of his options, including options for 1,282 of the 1,500 shares granted to him on November 18, 2005 and 917 of the 1,000 shares granted to him on February 9, 2006. The exercise period for Mr. Strickland’s remaining vested options expires November 10, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information regarding the exercise of options in Fiscal 2006 by the Named Executive Officers and the value of options held by these individuals as of June 30, 2006.

	Shares Acquired on Exercise	Value Realized (1)	Number of Shares Underlying Unexercised Options at June 30, 2006		Value of Unexercised In-the-Money Options at June 30, 2006 (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert H. Bucher	—	—	111,457	228,543	$851,793	$1,122,607
Matthew J. Murphy	—	—	23,446	24,054	$215,828	$151,647
John D. Dulchinos	—	—	16,988	15,512	$151,488	$89,087
Gordon M. Deans	—	—	8,717	19,783	$69,196	$130,529
Lee A. Blake	—	—	12,550	—	$96,658	—
Robert R. Strickland	—	—	24,988	—	$209,007	—

(1)	Market value of Adept’s common stock at the exercise date less the exercise price.
(2)	Market value of Adept’s common stock at June 30, 2006 less the exercise price. As Messrs. Strickland and Blake resigned their positions prior to and on June 30, 2006, respectively, there are no outstanding and unexercisable options.

Employment Contracts, and Termination of Employment and Change-In-Control Arrangements

Adept has entered into employment agreements with its Chief Executive Officer, Robert H. Bucher, and with its Chief Financial Officer, Steven L. Moore, which contain provisions that may be activated upon a change in control of Adept.

Bucher Employment Agreement

Adept entered into an employment letter agreement dated November 4, 2003 with Robert H. Bucher. The employment agreement with Mr. Bucher provides, among other things, for Mr. Bucher’s employment as Chief Executive Officer at an initial base salary of $300,000 per year, subsequently increased to $340,000 effective April 2005. Under his employment agreement, Mr. Bucher also initially was eligible to earn annual variable incentive compensation in an amount up to 100% of his base salary, subject to Mr. Bucher and Adept achieving certain individual and corporate performance goals determined by the Compensation Committee. Any amount of incentive compensation earned by Mr. Bucher becomes payable only upon Adept achieving a specified level of cumulative positive cash flow. Mr. Bucher now participates in the Adept Executive Bonus Plan for purposes of defining his bonus eligibility and amounts. The employment agreement with Mr. Bucher also provided for the grant of a stock option for 120,000 shares of common stock under Adept’s 2001 Stock Option Plan. In addition, his employment agreement provided for the potential grant of a stock option for 10,000 shares of common stock under Adept’s 2001 Stock Option Plan upon the achievement of specific goals to be mutually determined by Mr. Bucher and the Compensation Committee, which was granted to Mr. Bucher on May 4, 2004. Further, Mr. Bucher was provided interim travel and relocation assistance including travel reimbursement of up to $4,000 per month, plus the difference between accumulated travel reimbursements and $50,000 upon Mr. Bucher’s relocation to the San Francisco Bay Area. In the event of a change in control of Adept, as defined in the 2001 Stock Option Plan, in which the surviving entity does not offer Mr. Bucher employment in a substantially identical capacity as Mr. Bucher’s employment with Adept or one of its subsidiaries immediately prior to the change of control with substantially similar compensation to the compensation being paid to Mr. Bucher at the time of such change in control, Mr. Bucher will be granted a lump sum payment of six months’ base salary and vesting will accelerate as to 1/4th of the aggregate options granted to Mr. Bucher under his employment agreement (which is equivalent to an additional 12 months of vesting).

Moore Employment Agreement

On June 12, 2006, Adept entered into an employment letter agreement with Steven L. Moore. The employment agreement with Mr. Moore provides, among other things, for Mr. Moore’s employment as Vice President of Finance and Chief Financial Officer at an initial base salary of $220,000 per year. Under his employment agreement, Mr. Moore is also eligible to earn annual variable incentive compensation in an amount up to 40% of his base salary, subject to Mr. Moore and Adept achieving certain individual and corporate performance goals, including operational completion of the controls and operational requirements to which Adept will be subject pursuant to the Sarbanes-Oxley Act, the completion of alignment of management financial goals, and performance metrics to be determined by the Compensation Committee. The employment agreement with Mr. Moore also provided for the grant of an option to purchase 32,070 shares of common stock under Adept’s 2001 Stock Option Plan, which was granted to Mr. Moore on June 12, 2006. In the event of a change in control of Adept, as defined in the 2001 Stock Option Plan, in which the surviving entity does not offer Mr. Moore employment in a substantially identical capacity and for substantially similar compensation as Mr. Moore’s employment with Adept or one of its subsidiaries immediately prior to the change of control with substantially similar compensation to the compensation being paid to Mr. Moore at the time of such change in control, Mr. Moore will be granted a lump sum payment of six months’ base salary and vesting will accelerate as to 1/4th of the aggregate options granted to Mr. Moore under his employment agreement (which is equivalent to an additional 12 months of vesting).

Compensation Committee Interlocks and Insider Participation

In Fiscal 2006, the Compensation Committee consisted of Messrs. Mock and Majteles and, until his resignation from the Board in November 2005, Mr. Codd. Mr. Juelis was appointed to the Compensation Committee in November 2005 and served until May 2006, at which time Mr. Martin was appointed as a member. The Compensation Committee currently consists of Messrs. Mock (Chairman), Majteles and Martin. No member of the Compensation Committee is, or was during Fiscal 2006, an officer or employee of Adept or any of its subsidiaries. No member of the Compensation Committee is, or was during Fiscal 2006, an executive officer of another company whose board of directors has a comparable committee on which one of Adept’s executive officers serves.

Report of Compensation Committee of the Board of Directors

This Report of the Compensation Committee will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Adept specifically incorporates this information by reference into such filing.

The following is the Report of the Compensation Committee describing the compensation policies and rationales applicable to Adept’s executive officers with respect to the compensation paid to our executive officers for Fiscal 2006.

General. The responsibilities of the Compensation Committee are to administer Adept’s various incentive plans, including the 2001 Stock Option Plan, 2003 Stock Option Plan, 2004 Director Stock Option Plan, the 2005 Equity Incentive Plan and the 1998 Employee Stock Purchase Plan, collectively referred to as the Equity Plans; review and approve Adept’s benefit plans; and to set compensation policies applicable to Adept’s executive officers. The company’s fundamental policy is to offer Adept’s executive officers competitive compensation opportunities based upon the overall performance of Adept, the individual contribution of such officers to the financial success of Adept and market rates of compensation of executive officers at similarly situated technology companies. It is the Committee’s objective to have a substantial portion of each officer’s total compensation potential contingent upon Adept’s performance, as well as upon the officer’s own level of performance. Accordingly, each executive officer’s compensation package is generally comprised of three elements: (i) base salary, which is established primarily on the basis of individual qualifications, performance and market considerations, (ii) annual variable performance awards payable in cash and tied to Adept’s achievement of financial performance goals and the executive’s contribution to the achievement of those goals, and (iii) long-term stock-based incentive awards that are intended to strengthen the mutuality of interests between the executive officers and the stockholders.

Base Salary. Individual salaries are determined based on individual experience, performance and breadth of responsibility within Adept. The Compensation Committee reviews these factors for each executive officer each year. In addition, the Compensation Committee considers executive officers’ salaries for relative competitiveness with similarly-situated companies. In the course of this determination, the Compensation Committee reviews compensation data such as Radford studies.

Cash Bonuses and Commissions. The Compensation Committee sets new goals for Adept as a whole each fiscal year on the basis of past performance and objectives for the next fiscal year. In August 2005, the Board of Directors approved an executive bonus plan (the “2006 Bonus Plan”) that establishes the cash bonus and commission parameters for Adept’s executive officers for Fiscal 2006. The purpose of the 2006 Bonus Plan is to motivate and reward the CEO and other executive officers of Adept to improve Adept’s profitability and to achieve the company’s established corporate goals. The 2006 Bonus Plan is designed to reward both the individual executive officer and the executive officer team as a group for performance that exceeds the base plan expectations set and established by the CEO and approved by the Compensation Committee for the year. Eligible participants under the 2006 Bonus Plan are evaluated and rewarded under one of two sets of goals: Executive Corporate Goals and Executive Sales Goals. In Fiscal 2006, eligible participants under the 2006 Bonus Plan consisted of all of the members of Adept’s executive management team. Under the 2006 Bonus Plan, non-sales executives are entitled to receive an annual performance cash bonus based on performance criteria that are measured over the entire Fiscal 2006 year and sales executives are entitled to receive quarterly commission payments based on performance criteria established for each fiscal quarter.

The cash bonus component of the 2006 Bonus Plan is designed to provide a maximum performance bonus for Fiscal 2006 of approximately 45% of a participant’s base salary. Cash bonus payments are computed based on corporate performance against a target bonus, multiplied by one or more factors where each factor is based on a relative performance criterion and reflects the extent to which the target for such criterion is realized and the relative weight given to such performance criterion. Cash bonuses are computed and paid annually, following completion of Adept’s year-end audit. The overall corporate targets against which individual non-sales executives’ bonuses were earned in Fiscal 2006 included specific annual goals for revenue growth, expense control, gross margins, cash flow and earnings per share to support the company’s profitability in Fiscal 2006. Commission payments for sales executives in Fiscal 2006, which included Messrs. Blake, Deans and Dulchinos, and another former executive, are determined based on revenue targets that are specific to each executive and his respective area of responsibility, and are computed and paid quarterly after completion of the relevant financial statements for the quarter. Eligible participants under the 2006 Bonus Plan may also receive a discretionary cash bonus as determined by the Compensation Committee. No cash bonuses have been, or will be, paid to Adept executives under the 2006 Bonus Plan for Fiscal 2006 corporate performance. Commission payments totaling approximately $404,000 were paid or accrued to sales executives under the 2006 Bonus Plan based on sales performance results in Fiscal 2006.

Fiscal 2007 Bonus Plan. At the time of mailing of this Proxy Statement, Adept expects to adopt an executive bonus plan for Fiscal 2007 (the “2007 Bonus Plan”) that is substantially similar in structure to the 2006 Bonus Plan, with appropriate financial and operating targets to be specified based upon the revised outlook for Adept after taking into account Adept’s recent restatement of certain Fiscal 2006 interim financial statements. The Compensation Committee currently expects that under the 2007 Bonus Plan, members of Adept’s executive management team will continue to be eligible to receive cash bonus and commission payments based on specific performance criteria. Additionally, the Compensation Committee expects that stock option grants in Fiscal 2007 will continue to be made generally on the basis described below. The Compensation Committee also expects to expand the use of equity, in the form of stock options or restricted stock awards, to a broader group that includes key non-executive employees of the company. Eligibility to participate in a broader key employee component of a Fiscal 2007 Plan will be determined by the CEO, subject to approval by the Compensation Committee, based on each individual’s ability to influence and support the annual financial goals of the company.

Equity Plans. The Equity Plans are long-term incentive plans for Adept’s employees, including executive officers, and non-employee directors. These plans are intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of Adept common stock. The Compensation Committee believes that long-term stock ownership by executive officers and employees is an important factor in retaining valued employees and in achieving growth in share value. We grant options primarily to our non-employee directors and our executive management team. Option grants to executives utilize vesting periods that encourage employees to continue in the employ of Adept. Because the value of an option bears a direct relationship to Adept’s stock price, the Compensation Committee believes that options motivate executive officers and employees to manage Adept in a manner which will benefit all stockholders. During Fiscal 2006, we also began using restricted stock awards to reward key non-executive, technical employees for their performance against targets and milestones related to specific projects, and awarded 19,000 shares of restricted stock based on performance goals achieved. Such awards were made under the 2005 Equity Incentive Plan and have a six-month vesting period before the related shares may be released to recipients. We intend to expand the use of restricted stock awards to award non-executive key employees’ performance in Fiscal 2007.

The Equity Plans authorize the Compensation Committee to award stock options to employees. Option grants to executives generally are made on an annual basis, based on each individual’s performance. The exercise price per share of each stock option is generally equal to the prevailing market price of a share of Adept common stock on the date the option is granted. The size of stock option grants is determined by a number of factors, including comparable grants to executive officers and employees of similarly situated companies, as well as the executive officer’s relative position and responsibilities with Adept, the individual performance of the executive officer over the previous fiscal year, the anticipated contribution of the executive officer to the attainment of Adept’s long-term strategic performance goals, the dilutive effect of the option grant, and, with respect to the 2001 Stock Option Plan only in certain cases, the amount of the salary reduction taken by the employee. Although utilized in 2001, the company does not currently have in place a salary-for-options program and does not expect to implement such a program in the foreseeable future. The Committee views stock option grants and restricted stock awards as important components of its long-term, performance-based compensation philosophy.

Executive officers are also eligible to receive options to purchase shares of Adept common stock related to their individual performance. For fiscal 2006, each executive was considered for potential award of options to purchase 2,500 shares each quarter if such executive satisfied certain specified objective-based project or business objectives defined prior to the beginning of the quarter. Due to the dynamic nature of Adept’s business and activities, the evaluation of performance against each executive’s quarterly targets is made at the discretion of the CEO, subject to approval by the Compensation Committee or Board. Additional options may be granted to executive officers if Adept meets defined revenue targets. Stock option awards totaling 38,000 shares were granted to executive officers other than the CEO in Fiscal 2006 relating to such performance.

CEO Compensation.

Compensation for the CEO is determined through a process similar to that discussed above for the other executive officers. In Fiscal 2006, the compensation of Mr. Bucher, Adept’s CEO, consisted of base salary of $340,000 and stock options. Pursuant to his participating in the 2006 Bonus Plan, Mr. Bucher was eligible to earn up to 45% of his base salary in cash bonuses in Fiscal 2006 and also to receive performance related options, based on his performance against certain criteria established by the Compensation Committee. No cash bonuses were paid to Mr. Bucher under the 2006 Bonus Plan or otherwise for Fiscal 2006. Mr. Bucher was granted options to purchase an aggregate of 210,000 shares of common stock, as adjusted, in Fiscal 2006. Specifically, options to purchase 110,000 shares were granted in August 2005 and vest monthly over a four year period without any performance criteria. Further, options to purchase up to 50,000 shares were granted in August 2005 subject to certain performance criteria including targets for operating profit, cash from operations and earnings per share; adding new distributors; achieving design wins with integrators and OEMs; implementation of a sales and business strategy for Asia; and a product development plan and schedule for a new software platform. In April 2006, such options were adjusted to be exercisable for up to 35,000 shares, based on the percentage of performance against the criteria detailed above for the first half of Fiscal 2006 that the Compensation Committee determined had been met by Mr. Bucher. These options are also subject to time-based vesting such that they become exercisable in monthly installments during Mr. Bucher’s continued service as an employee of Adept. In addition, in May 2006, Mr. Bucher was granted a performance-based option to purchase up to 65,000 shares subject to adjustment based on the Compensation Committee’s determination of Mr. Bucher’s performance against certain criteria established for the second half of Fiscal 2006. This option is also subject to time-based vesting, as described above. For the second half of Fiscal 2006, performance goals against which Mr. Bucher was measured included certain revenue and earnings targets, alignment of the company’s sales force around a new vertical markets initiative, building up the company’s strategy and capabilities in terms of service, achievement of certain finance operations goals and delivering proof of concept for a new product Based upon Mr. Bucher’s performance against identified targets, the Compensation Committee determined that his performance-based option be exercisable to purchase up to 60,000 shares.

The Board of Directors will periodically review Mr. Bucher’s base salary and bonus and revise his compensation based on the Board’s overall evaluation of his performance toward the achievement of Adept’s financial, strategic and other goals, with consideration given to his length of service and to competitive chief executive officer compensation information.

Section 162(m). The Board of Directors has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to Adept’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers named in the proxy statement, unless the compensation is performance-based. Adept has adopted a policy that, where reasonably practicable and likely for the Section 162(m) disallowance to be applicable, Adept will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m) if such provision is applicable.

Respectfully submitted by the Compensation Committee of the Board of Directors of Adept Technology, Inc. for the fiscal year ended June 30, 2006.

Cary R. Mock, Chair

Herbert J. Martin

Robert J. Majteles

STOCK PRICE PERFORMANCE MEASUREMENT GRAPH

The stock price performance graph set forth below assumes that $100 was invested on June 30, 2001 in Adept common stock and in The NASDAQ Stock Market U.S. Index and in a Peer Group Index, comprised of 12 companies in the robotics and vision systems industries, and that all dividends were reinvested.

The information set forth under this caption is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference into any filing by Adept under the Securities Act or under the Exchange Act, except to the extent that Adept specifically incorporates this information by reference into any filings.

	Cumulative Total Return
(in U.S. dollars)	6/30/01	6/30/02	6/30/03	6/30/04	6/30/05	6/30/06
ADEPT TECHNOLOGY, INC.	100.00	21.21	4.44	11.72	16.46	28.69
NASDAQ STOCK MARKET (U.S.)	100.00	70.34	78.11	98.60	99.28	105.94
PEER GROUP	100.00	76.16	74.29	91.56	77.41	103.88

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ADEPT TECHNOLOGY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND A PEER GROUP

*	$100 invested on 6/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

CERTAIN TRANSACTIONS

Certain Transactions

Tri-Valley Lease Restructuring

On August 6, 2003, Adept completed a lease restructuring with Tri-Valley Campus I, LLC, the landlord for our Livermore, California corporate headquarters and facilities who was not affiliated with Adept. In connection with the lease restructuring, we issued a three year, $3.0 million convertible subordinated note due June 30, 2006 in favor of the landlord bearing an annual interest rate of 6.0%. The note holder elected in February 2006 to convert at a conversion price of $5.00 per share all of the outstanding principal balance of $3,000,000 into 600,000 shares of Adept common stock and the resulting shares were subsequently sold by the note holder to other investors. Upon conversion, Adept paid the note holder the accrued interest of $463,000 in cash.

Arrangements with Investors in 2003 Financing

On November 18, 2003, Adept completed an equity financing, referred to as the 2003 Financing, by several investors, including affiliates of Jon D. Gruber and J. Patterson McBaine and affiliates of Austin W. Marxe and David M. Greenhouse as identified in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. Under the purchase agreement with the affiliates of Marxe and Greenhouse, referred to as the SSF Purchase Agreement, we sold an aggregate of 1,777,780 shares of common stock at a per share purchase price of $4.50 and issued warrants to purchase an aggregate of 888,890 of common stock at an initial per share price equal to $5.00. Under the purchase agreement with the affiliates of Gruber and McBaine, referred to as the Gruber Purchase Agreement, we sold an aggregate of 444,444 shares of common stock at a per share purchase price of $4.50 and issued warrants to purchase an aggregate of 222,222 of common stock at an initial per share price equal to $5.00, with substantially similar terms as the SSF Purchase Agreement.

Pursuant to the SSF Purchase Agreement (but not the Gruber Purchase Agreement), Adept agreed to the director designation rights of SSF discussed above. Adept also agreed to provide the investors with certain information rights, covenanted to take various actions, including registering the common stock and shares issuable upon conversion of the warrants issued in the 2003 Financing, and listing such shares and warrants shares if Adept’s shares are listed on an exchange, and refraining from materially reducing its insurance. Adept also granted rights to indemnification generally for an 18-month period for its representations, warranties and covenants in the purchase agreements.

The warrants issued in the 2003 Financing expire on November 18, 2008. The number of shares issuable upon exercise and the per share exercise price of the warrants is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to certain exceptions, the per share exercise price of the warrants is also subject to weighted average antidilution adjustment in the case of an issuance of common stock or securities exercisable for or convertible into common stock, at a per share price less than the per share exercise price of the warrants then in effect. The warrants are exercisable at any time prior to their expiration date by delivering the warrant certificates, together with a completed election to purchase and the full payment of the exercise price or by means of a “net exercise” feature under which Adept does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by Adept in lieu of payment of the exercise price. Under limited circumstances, where the closing price of Adept common stock is at least $12.50, subject to adjustment for stock splits and similar events, for 20 consecutive trading days during which a registration statement covering the warrant shares is effective for at least 15 days, Adept may call the cash exercise of the warrants. The call right is subject to a 30-day advance notice by Adept, which notice period shall be extended for a number of days equal to the number of days for which the registration statement covering the warrant shares is not effective.

Adept also entered into registration rights agreements with the investors in the 2003 Financing, under which we were required to register the resale of the common stock and warrant shares issued in the 2003 Financing.

Adept’s registration statement with respect to such common stock and warrant shares was declared effective by the SEC in February 2004. Adept has certain rights to delay updating the registration statement or prospectus included in the registration statement during periods while we are in possession of material non-public information that would be required to be included in the prospectus. Specifically, Adept may suspend the registration statement for one or more periods of up to 20 consecutive days subject to a maximum of 45 days in any 12 months where the company determines in good faith that such disclosure required by the registration statement would not be in the best interest of the company. Failure to maintain the effectiveness and availability of the registration statement for the investors’ use subjects Adept to liquidated damages of 1.5% of the aggregate amount invested by an investor for each 30-day period (but not any portion thereof). Adept also has certain customary obligations to indemnify the investors in the 2003 Financing for losses incurred by the investors in connection with any untrue statements of material fact or material omissions in the registration statement and for certain violations of securities and other similar laws.

Arrangements with Investors in 2006 Financing

On June 22, 2006, Adept completed a private placement of its common stock, referred to in this proxy statement as the 2006 Financing, to several affiliates of Crosslink identified in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. Under the purchase agreement with the investors, we issued and sold an aggregate of 731,251 shares of common stock at a per share purchase price of $13.6752. Pursuant to the purchase agreement, in addition to the agreement to sell its common stock, Adept agreed to certain director designation rights discussed above, to provide the investors with certain information rights and rights to inspect Adept’s books, records, and properties while the Crosslink investors together hold five percent or more of Adept’s outstanding stock, and covenanted to take various actions, including registering the common stock issued in the 2006 Financing, maintaining the listing of such shares on Nasdaq, maintaining Adept’s status as an SEC reporting company and corporate existence, and maintaining compliance with applicable laws. Adept also agreed to indemnify the Crosslink investors generally for a 12-month period after closing the 2006 Financing, for breaches of its representations, warranties and covenants in the purchase agreement.

Adept also entered into a registration rights agreement with the investors in the 2006 Financing requiring Adept to register the resale of the Adept common stock issued in the private placement. The SEC declared effective a registration statement with respect to the shares in July 2006. Adept must keep this registration statement effective for two years or until all of the shares issued in the 2006 Financing are sold in a public offering or can be sold without restriction under Rule 144(k). If the registration statement were not declared effective within the required period, Adept would be required to issue additional shares with a value equal to 1.5% of the purchase price paid in the 2006 Financing based upon the value of such common stock at the time as the obligation to issue the additional shares of common stock is triggered, and then an additional 1.5% of such original purchase price each month thereafter, subject to an aggregate limit, when added to the shares issued in the 2006 Financing, of 13% of Adept’s outstanding common stock on the date of the purchase agreement. Adept, however, does have the ability to not have the registration statement declared effective or to suspend the registration statement for one or more periods of up to 20 consecutive days subject to a maximum of 45 days in any 12 months where the company determines in good faith, on advice of counsel, that such disclosure required by the registration statement would not be in the best interest of the company. In addition, Adept is also subject to other customary registration and indemnification obligations for the benefit of the selling stockholders for losses incurred by the investors in connection with any untrue statements of material fact or material omissions in the registration statement and for certain violations of securities and other similar laws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Adept’s executive officers and directors, and persons who own more than ten percent of a registered class of Adept’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Adept with copies of all Section 16(a) forms they file. To Adept’s knowledge, based solely on a review of the copies of such reports furnished to us or written representations received from certain reporting persons, during Fiscal 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Stockholder Proposals and Nominations

In order for business to be conducted or nominations to be considered at the annual meeting, the business or nominations must be properly brought before the meeting. Under Rule 14a-8 of Regulation 14A of the Exchange Act, any stockholder intending to submit a proposal to Adept that qualifies for inclusion in Adept’s proxy statement and proxy relating to the annual meeting of stockholders to be held in 2007 must submit such proposal in writing to the secretary of Adept so that it is received by Adept no later than June 22, 2007 and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee that it will be included in Adept’s proxy statement or proxy.

Alternatively, under Adept’s bylaws, a proposal or nomination that the stockholder does not seek to include in Adept’s proxy statement pursuant to Rule 14a-8 must be submitted in writing to the Corporate Secretary of Adept at the principal executive offices of the corporation not later than the close of business on August 16, 2007 (the 90th day prior to the first anniversary of the preceding year’s annual meeting) nor earlier than the close of business on July 17, 2007 (the 120th day prior to the first anniversary of the preceding year’s annual meeting). If the date of the annual meeting of stockholders changes by more than 30 days from the date of the anniversary of the prior year’s annual meeting, stockholder nominations and proposals must be received by the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Nominations and proposals must include certain information concerning the nominee or the business proposed, as applicable, the text of any proposal (including the text of any proposed resolutions or bylaw amendments), certain representations of the proponent, as well as the proponent stockholder’s ownership of Adept common stock. Nominations and proposals not meeting these requirements will not be entertained at the annual meeting.

If the stockholder does not also comply with the requirements of Rule 14a-4, Adept may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

Other Matters

Adept knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Adjournment of the Annual Meeting

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the proposal could not be approved unless the annual meeting was adjourned in order to permit further solicitation of proxies from holders of Adept common stock. Proxies that are being solicited by Adept’s Board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the annual meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the stockholders other than an announcement of the time and place at the annual meeting. A majority of the shares represented and voting at the annual meeting is required to approve the adjournment, regardless of whether there is a quorum present at the annual meeting.

ANNUAL REPORT

A copy of Adept’s Annual Report for the Fiscal 2006 has been mailed to all stockholders entitled to notice of and to vote at the annual meeting, concurrently with this proxy statement. The Annual Report is not incorporated into this proxy statement and is not proxy soliciting material.

By Order of the Board of Directors

Steven L. Moore Corporate Secretary

Dated: October 20, 2006

Appendix A

AMENDED AND RESTATED

ADEPT TECHNOLOGY, INC.

2004 DIRECTOR OPTION PLAN

(as amended)

1. Purposes of the Plan. The purposes of this 2004 Director Option Plan are to attract and retain the best available individuals for service as Eligible Directors of the Company, to provide additional incentive to the Eligible Directors of the Company to serve as Directors, to encourage their continued service on the Board, and to build a proprietary interest among the Eligible Directors and thereby secure for the Company’s stockholders the benefits associated with common stock ownership by those who will oversee the Company’s future growth and success. The Plan permits the grant of stock options that are not intended to qualify as “incentive stock options” under Section 422 of the Code.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the common stock of the Company.

(d) “Company” means Adept Technology, Inc., a Delaware corporation.

(e) “Director” means a member of the Board.

(f) “Eligible Director” means a Director who is not an employee of the Company or any Parent or Subsidiary of the Company. For the purposes of this Plan, the payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(i) “Option” means a stock option granted pursuant to the Plan.

(j) “Option Agreement” means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

(k) “Optioned Stock” means the Common Stock subject to an Option.

(l) “Optionee” means a Director who holds an Option.

(m) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(n) “Plan” means this Adept Technology, Inc. 2004 Director Option Plan.

(o) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(p) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) General. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be available grant and issuance under the Plan is 132,000 Shares. The Shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company.

(b) Effect of Grant; Delivery of Shares as Payment. Upon the granting of an Option, the number of Shares available under Section 3(a) for the granting of further Options shall be reduced by the number of Shares in respect of which the Option is granted; provided, however, that if any Option is exercised by tendering Shares to the Company as full or partial payment of the exercise price, the maximum number of Shares available under Section 3(a) shall be increased by the number of Shares so tendered.

(c) Cancelled Options. Whenever any outstanding Option or portion thereof expires, is canceled, forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the Option may again be the subject of Options granted under the Plan (unless the Plan has terminated).

4. Administration and Grants of Options under the Plan.

(a) Procedure for Grants. All grants of Options to Eligible Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of this Section 4. No person shall have any discretion to select which Eligible Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Eligible Directors.

(b) Initial Grant. Each Eligible Director who first becomes an Eligible Director after the effective date of this Plan shall be automatically granted an Option to purchase 10,000 Shares (the “First Option”) on the date on which such person first becomes an Eligible Director (whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy); provided, however, that a Director who is not an Eligible Director, who first becomes an Eligible Director by virtue of ceasing to be an employee of the Company or any Parent or Subsidiary while remaining a Director, shall not receive a First Option.

(c) Annual Grant. Each Eligible Director shall be automatically granted an Option to purchase 3,000 Shares (a “Subsequent Option”) at the next meeting of the Board of Directors following the annual meeting of the stockholders of the Company in each year that the Plan is in effect provided he or she is then an Eligible Director and if as of such date, he or she has served on the Board for at least the preceding six (6) months prior to such date.

(d) Stockholder Approval. Notwithstanding the provisions of Sections 4(b) and (c) hereof, any Option grant made before the Company has obtained stockholder approval of the Plan in accordance with Section 13 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 13 hereof.

(e) Option Agreement. Each Option shall be evidence by an Option Agreement, in such form as the Board shall approve, containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board.

(f) Duration. The term of each Option shall be ten (10) years from the date of grant, unless terminated earlier pursuant to Section 8 hereof.

(g) Exercise Price. The exercise price per Share of each Option shall be 100% of the Fair Market Value of a Share on the date of grant of the Option. In the event that the date of grant of the Option is not a trading day, the exercise price per Share shall be the Fair Market Value of a Share on the next trading day immediately following the date of grant of the Option. Notwithstanding the foregoing, if the recipient of the Option, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant of such Option.

(h) Vesting.

(i) Initial Grants. Subject to Section 10 hereof, each First Option shall become exercisable as to twenty-five percent (25%) of the Shares subject to the First Option one year after its date of grant and as to 1/48th of the shares each month thereafter so that the First Option shall be fully exercisable four (4) years after the date of grant, provided that the Optionee continues to serve as a Director as of such dates.

(ii) Annual Grants. Subject to Section 10 hereof, each Subsequent Option shall become exercisable as to 1/48th of the Shares subject to the Subsequent Option on each monthly anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

5. Eligibility. Options may be granted only to Eligible Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company or the Company’s stockholders may have to terminate the Director’s relationship with the Company at any time.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board, subject to its approval by the stockholders of the Company as described in Section 13. It shall continue in effect for a term of ten (10) years from adoption unless sooner terminated under Section 11.

7. Exercise of Option.

(a) Right to Exercise. Each Option shall be exercisable only while the Eligible Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(b) Procedure for Exercise. Subject to the terms and conditions of the Plan, an Option shall, to the extent then exercisable pursuant to Section 4, be exercisable in whole or in part by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 13 hereof has been obtained. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, in either of the following forms: (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Board) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Board or (c) a combination of cash and the transfer of Shares. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Board. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Company, the Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee.

No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

(c) Rights as a Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

8. Termination of Continuous Status as a Director.

(a) General. Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Options, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of the option’s ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(b) Disability of Optionee. In the event Optionee’s status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of the option’s ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c) Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of the option’s ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

9. Non-Transferability of Options. Unless determined otherwise by the Board, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) In the event of a merger or equivalent plan of reorganization of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may be assumed or an equivalent option may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If such successor corporation assumes or substitutes an equivalent option for the Option, the Option or equivalent option shall continue to become exercisable as provided in Section 4 hereof for so long as Optionee remains a Director or the Optionee serves as a director of the successor corporation or a Parent or Subsidiary of the successor corporation. Upon the Optionee’s termination of status as a Director of the Company or of the successor (or Parent or Subsidiary thereof), as applicable, Optionee’s outstanding Option(s) shall become fully exercisable, including as to Shares as to which such Option(s) would not otherwise be exercisable, and shall remain exercisable in accordance with Sections 8(c) through (e) above.

(ii) In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

11. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange or quotation system rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. Notwithstanding the foregoing, and subject to adjustment pursuant to Section 10, the Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance or reduce the exercise price of outstanding Options, unless approved by the Company’s stockholders.

(b) Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

12. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

(c) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant of an Option, or issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to grant an Option or issue or sell such Shares as to which such requisite authority shall not have been obtained.

13. Stockholder Approval. This Plan shall be effective on the date determined by the Board, subject to the approval of the Plan by the Company’s stockholders. All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the Company’s stockholders prior to the first anniversary date of the effective date of the Plan; provided that if such approval by the stockholders of the Company is not obtained, all Options previously granted under this Plan shall be void. Stockholder approval of this Plan shall be obtained in the degree and manner required under applicable state and federal law.

PROXY

ADEPT TECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

November 14, 2006

This Proxy is solicited on behalf of the Board of Directors of Adept Technology, Inc.

The undersigned stockholder of ADEPT TECHNOLOGY, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders, and hereby appoints Robert H. Bucher and Steven L. Moore, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of ADEPT TECHNOLOGY, INC. to be held on Tuesday, November 14, 2006 at 8:00 a.m. local time, at the principal executive office of Adept Technology, Inc. located at 3011 Triad Drive, Livermore, California 94551 and at any adjournment(s) thereof, and to vote all shares of stock of ADEPT TECHNOLOGY, INC. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(Continued, and to be signed on the other side)

(Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. ELECTION OF DIRECTORS:

NOMINEES:

01 Robert H. Bucher

02 Charles H. Finnie

03 A. Richard Juelis

04 Michael P. Kelly

05 Robert J. Majteles

06 Herbert J. Martin

07 Cary R. Mock

FOR	WITHHOLD FOR ALL
☐	☐

INSTRUCTION: If you wish to withhold authority to vote for any individual nominee(s), write that nominee’s(s’) name in the space provided below.

2. To approve the Amendment to the 2004 Director Option Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. To ratify the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; TO APPROVE THE AMENDMENT TO THE 2004 DIRECTOR OPTION PLAN; TO RATIFY THE SELECTION OF ARMANINO MCKENNA LLP TO SERVE AS THE INDEPENDENT AUDITORS OF ADEPT FOR THE FISCAL YEAR ENDING JUNE 30, 2007; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature	Signature	Date

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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